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                                                                EXHIBIT 4.2

                          TITAN INTERNATIONAL, INC.

                 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                  ARTICLE I
                                   GENERAL


         1.1 Adoption. The Non-Employee Director Stock Option Plan (the "Plan") of Titan Wheel International, Inc. (the "Company") became effective upon its adoption by the Company's Board of Directors on March 31, 1994, but no options may be exercised hereunder until the Plan has been approved by the Company's stockholders.


         1.2 Purpose. The Plan is designed to promote the interests of the Company and its stockholders by using investment interests in the Company to attract and retain highly qualified independent directors.

         1.3 Administration. The Plan shall be administered by the Company which, subject to the express provisions of the Plan, shall have the power to construe the Plan and any agreements defining the rights and obligations of the Company and option recipients, to resolve all questions arising thereunder, to adopt and amend such rules and regulations for the administration thereof as it may deem desirable, and otherwise to carry out the terms of the Plan and such agreements. The interpretation and construction by the administrator of any provisions of the Plan or of any option granted under the Plan shall be final. Notwithstanding the foregoing, the administrator shall have no authority or discretion as to the selection of persons eligible to receive options granted under the Plan, the number of shares covered by options granted under the Plan, the timing of such grants, or the exercise price or vesting provisions of options granted under the Plan, which matters are specifically governed by the provisions of the Plan.


         1.4 Eligible Directors. A person shall be eligible to receive grants of options under this Plan (an "Eligible Director") if, at the time of the option's grant, he or she is a duly elected or appointed member of the Company's Board of Directors, but is not and has not since the beginning of the Company's most recently completed fiscal year been an employee of the Company or any of its affiliates and is not otherwise eligible for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted (except for non-discretionary grants) pursuant to any plan of the Company or any of its affiliates entitling participants therein to acquire stock, stock options, or stock appreciation rights of the Company of any or its affiliates.


         1.5 Shares of Common Stock Subject to the Plan and Grant Limit. The shares that may be issued upon exercise of options granted under the Plan shall be authorized and unissued shares of the Company's Common Stock or previously issued shares of the Company's Common Stock reacquired by the Company. The aggregate number of shares that may be issued upon exercise of options granted under the Plan shall not exceed 225,000 shares of Common Stock, subject to adjustment in accordance with Article III.


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         1.6    Amendment of the Plan. The Company's Board of Directors may,
insofar as permitted by law, from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever that would not compromise the ability of Eligible Directors to serve as disinterested administrators of the Company's other employee benefit plans under section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, except that no such amendment shall alter or impair or diminish any rights or obligations under any option theretofore granted under the Plan without the consent of the person to whom such option was granted. In addition, if an amendment to the Plan would increase the number of shares subject to the Plan (as adjusted under Article III), increase the number of shares for which an option or options may be granted to any optionee (as adjusted under Article III), change the class of persons eligible to receive options under the Plan, provide for the grant of options having an exercise price per option share less than the exercise price specified in the Plan, extend the final date upon which options may be granted under the Plan, or otherwise materially increase the benefits accruing to participants in a manner not specifically contemplated herein or affect the Plan's compliance with Rule 16b-3 under the Exchange Act, the amendment shall be approved by the Company's stockholders to the extent required to comply with Rule 16b-3 under the Exchange Act. Under no circumstances may the provisions of the Plan that provide for the amounts, price, and timing of options grants be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, ERISA, or the rules thereunder. Subject to the foregoing, the administrator may amend the Plan to comply with or take advantage of changes in the rules promulgated by the Securities and Exchange Commission or its staff under Section 16 of the Exchange Act.

         1.7 Term of Plan. Options may be granted under the Plan until the tenth anniversary of the effective date of the Plan, whereupon the Plan shall terminate. No options may be granted during any suspension of this Plan or after its termination. Notwithstanding the foregoing, each option properly granted under the Plan shall remain in effect until such option has been exercised or terminated in accordance with its terms and the terms of the Plan.


         1.8 Restrictions. All options granted under the Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to options granted under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such an option or the issuance, if any, or purchase of shares in connection therewith, such option may not be exercised as a whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Unless the shares of stock to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Company shall be under no obligation to issue any shares of stock covered by an option unless the person who exercises such option, as a whole or in part, shall give a written representation and undertaking to the Company satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares of stock issued to him or her pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of stock, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, the Plan, or any other applicable law, and that if shares of stock are issued without such registration, a legend to this effect may be endorsed upon the certificates representing the securities so issued.


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         1.9    Restrictions on Transferability. No option granted under Plan shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the optionee, shall be exercisable only by him or for his benefit by his attorney-in-fact or guardian; provided, however, that the Company may, in its discretion, at the time of grant of an option, provide that options granted to or held by an optionee may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee; provided further that (i) any such transfer is without consideration and (ii) each transferee is a member of such optionee's immediate family (defined as the optionee's spouse and lineal descendants, any trust all beneficiaries of which are any of such persons and any partnership all partners of which are any of such persons); and provided further that the Company may, in its discretion, at the time of grant of an option, provide that the option may be transferred, in whole or in part, to any other class or category of transferees. No transfer of an option shall be effective unless the Company is notified of the terms and conditions of the transfer and the Company determines that the transfer complies with the requirements for transfers of options under the Plan and the option document. Any person to whom an option has been transferred may exercise any options only in accordance with the provisions of the Securities Act of 1933, the Plan, or any other applicable law.


         1.10 Withholding Taxes. Whenever shares of stock are to be issued upon exercise of an option granted under the Plan, the administrator shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. The administrator may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of stock of the Company or by withholding a portion of the stock otherwise issuable upon exercise of an option.


         1.11 Definition of "Fair Market Value". For purposes of the Plan, the term "fair market value," when used in reference to the value of a share of stock shall be: (a) if the stock is listed on an established stock exchange or exchanges, the mean between the highest and lowest sale prices of the stock quoted in the Transactions Index of each such exchange as averaged with such mean price as reported on any and all other exchanges, as published in "The Wall Street Journal" and determined by the Company, or, if no sale price was quoted in any such Index for such date, then as of the next preceding date on which such a sale price was quoted (subject to adjustment as and if necessary and appropriate to set an exercise price not less than 100% of the fair market value of the stock on the date an option is granted) or, (b) if the stock is not then listed on an exchange, the average of the closing bid and asked prices per share for the stock in the over-the-counter market as quoted on NASDAQ on such date; or, (c) if the stock is not then listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the administrator.


         1.12 Rights as a Shareholder. An optionee or a permitted transferee of an option shall have no rights as a shareholder with respect to any shares issuable or issued upon exercise of the option until the date of the receipt by the Company of all amounts payable in connection with exercise of the option, including the exercise price and any amounts required by the Company pursuant to Section 1.10.


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                                  ARTICLE II
                                STOCK OPTIONS


         2.1 Grants of Options. Each Eligible Director shall, upon first becoming an Eligible Director, receive a grant of an option to purchase 3,000 shares of the Company's Common Stock at an exercise price per share equal to the fair market value of the Company's Common Stock on the date of grant, subject to adjustment as set forth in Article III. In addition, on each anniversary of the grant date, each Eligible Director shall be granted an additional option to purchase 3,000 shares of the Company's Common Stock on such date of grant, also subject to adjustment as set forth in Article III.


         2.2 Exercise Price. The option exercise price shall be payable upon the exercise of an option in legal tender of the United States or such other consideration as the administrator may deem acceptable, including without limitation, stock of the Company (delivered by or on behalf of the person exercising the option or retained by the Company from the stock otherwise issuable upon exercise and valued at fair market value as of the exercise date), provided, however, that the administrator may, in the exercise of its discretion, (i) allow exercise of an option in the broker-assisted or similar transaction in which the exercise price is not received by the Company until immediately after exercise, and/or (ii) allow the Company to loan the exercise price to the person entitled to exercise the option, if the exercise will be followed by an immediate sale of some or all of the underlying shares and a portion of the sales proceeds is dedicated to full payment of the exercise price. Upon proper exercise, the Company shall deliver to the person entitled to exercise the option or his or her designee a certificate or certificates for the shares of stock to which the option pertains.

         2.3 Vesting and Exercise. All options granted under the Plan shall vest and become exercisable immediately.

         2.4 Option Agreements. Each option granted under the Plan shall be evidenced by an option agreement duly executed on behalf of the Company and by the Eligible Director to whom such option is granted stating the number of shares of stock issuable upon exercise of the option, the exercise price, the time during which the option is exercisable, and the times at which the options vest and become exercisable. Such option agreements may but need not be identical and shall comply with and be subject to the terms and conditions of the Plan, a copy of which shall be provided to each option recipient and incorporated by reference into each option agreement. Any option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the administrator.

         2.5 Term of Options and Effect of Termination. Notwithstanding any other provision of the Plan, no options shall be exercisable after the expiration of 10 years from the effective date of their grant. In the event that any outstanding option under the Plan expires by reason of lapse of time or is otherwise terminated without exercise for any reason, then shares of Common Stock subject to any such option that have not been issued upon expiration or termination of the option shall again become available in the pool of shares of Common Stock for which options shall may be granted under the Plan. In the event that the holder of any options granted under the Plan shall cease to be a director of the Company, (i) all options granted under the Plan to such holder shall be exercisable for a period of 90 days after that date (or, if sooner, until the expiration of the option according to its terms), and shall then terminate. In the event of the death of an optionee while such optionee is a director of the

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Company or within the period after termination of such status during which he or she is permitted to exercise an option, such option may be exercised by any person or persons designated by the optionee on a Beneficiary Designation Form adopted by the administrator for such purpose or, if there is no effective Beneficiary Designation Form on file with the Company, by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the option directly from the optionee by his or her will or the applicable laws of descent and distribution.

                                 ARTICLE III
                    RECAPITALIZATIONS AND REORGANIZATIONS


         3.1 Anti-dilution Adjustments. If the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the properties of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spinoff or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (B) if the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares subject to the Plan, (y) the number and king of shares subject to then outstanding options, and (z) the price for each share or other unit of any other securities subject to then outstanding options. No fractional interests will be issued under the Plan resulting from any such adjustments.

         3.2 Determination by the Company. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the administrator, whose determination in that respect shall be final, binding and conclusive. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all of any part of its business or assets.


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